Exhibit 99.3

ANDIAMO SYSTEMS, INC.

2001 STOCK OPTION PLAN

CASHLESS STOCK OPTION AGREEMENT – NO EARLY EXERCISE –

FOR INDIAN EMPLOYEES AND DIRECTORS

Unless otherwise defined herein, the terms defined in the 2001 Stock Option Plan shall have the same defined meanings in this Option Agreement.

1. NOTICE OF STOCK OPTION GRANT

Name

Address

The undersigned Optionee being an employee of a subsidiary of Andiamo Systems, Inc., as defined under Section 4(1)c and 4(7) of the Indian Companies Act, 1956, has been granted an Option to purchase Class A Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number	#

Date of Grant	DATE

Vesting Commencement Date	DATE

Exercise Price per Share	$

Total Number of Shares Subject to Option	#

Total Exercise Price	$

Type of Option:	Incentive Stock Option

Nonstatutory Stock Option

Term/Expiration Date	DATE

Vesting Schedule:

This Option shall be exercisable in whole or in part, according to the following vesting schedule:

6.25% of the Total Number of Shares Subject to Option shall vest 12 months after the Vesting Commencement Date, and 2.6042% of the Total Number of Shares Subject to Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date, subject to Optionee continuing to be a Service Provider on such dates.

Termination Period:

After the Optionee ceases to be a Service Provider, this Option shall be exercisable for a period of three (3) months, to the extent then vested, measured from the day Optionee ceases to be a Service Provider. Upon Optionee’s death or Disability, this Option shall be exercisable for 12 months, to the extent then vested, after Optionee ceases to be Service Provider. In no event may Optionee exercise this Option after the applicable Term/Expiration Dates specified above.

2. AGREEMENT

(a) Grant of Option. The Administrator of the Company hereby grants to the Optionee named in the Notice of Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 Rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”).

(b) Exercise of Option.

(i) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.

(ii) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

(c) Optionee’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

(d) Lock-Up Period. Optionee hereby agrees that Optionee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Class A Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Class A Common Stock (or other securities) of the Company held by Optionee (other than those included in the registration) for a period specified by the representative of the underwriters of Class A Common Stock (or other securities) of the Company not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act.

Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Class A Common Stock (or other securities) of the Company, Optionee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Class A Common Stock (or other securities) subject to the foregoing restriction until the end of said 180-day period. Optionee agrees that any transferee of any Option shall be bound by this Section .

(e) Method of Payment. Payment of the aggregate Exercise Price shall be required upon exercise and shall consist of (i) cash or check, to the extent permitted under Reserve Bank of India regulations, or (ii) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan, as set forth in Exhibit C hereto.

(f) Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Law.

(g) Change of Control. This Option, to the extent outstanding at the time of a Change in Control, including any Change in Control in which Cisco Systems, Inc. or any of its affiliates is the acquiring or successor entity, shall not vest or become exercisable on an accelerated basis if and to the extent this Option is assumed (or replaced with an equivalent substitute option) by the acquiring or successor corporation (or parent thereof) in such Change in Control. Notwithstanding the foregoing and anything to the contrary in the Plan, to the extent the acquiring or successor corporation in a Change in Control refuses to assume or substitute for this Option, then the Optionee shall fully vest in and have the right to exercise this Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If this Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Optionee in writing or electronically that this Option shall be fully exercisable for a period of 15 days from the date of such notice (which such notice shall be provided at least 15 days prior to the closing of the transaction resulting in the Change in Control), and this Option shall terminate upon expiration of such period.

(h) Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or pursuant to the Optionee’s beneficiary designation in effect for this Option at the time of his or her death and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs or successors of the Optionee or the designated beneficiary or beneficiaries of this Option.

(i) Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

(j) Tax Obligations.

(i) Withholding Taxes. Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

(ii) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two years after the Date of Grant, and (ii) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

(k) Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Agreement is governed by the internal substantive laws but not the choice of law rules of California.

(l) No Guarantee of Continued Service. OPTIONEE AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.

Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE	ANDIAMO SYSTEMS, INC.

By:

Signature		Buck Gee
	Title:	Vice President of Operations

Print Name

Residence Address

EXHIBIT A

2001 STOCK OPTION PLAN

EXERCISE NOTICE

Andiamo Systems, Inc.

375 E. Tasman

San Jose, CA 95134

Attention: Vice President of Operations

Via

Andiamo Software Systems Private Limited

Sona Towers

Millers Road

Bangalore 560 052

India

(a) Exercise of Option. Effective as of today,                     ,         , the undersigned (“Optionee”) hereby elects to exercise Optionee’s option (the “Option”) to purchase                      shares of the Class A Common Stock (the “Shares”) of Andiamo Systems, Inc. (the “Company”) under and pursuant to the 2001 Stock Option Plan (the “Plan”) and the Stock Option Agreement dated DATE(the “Option Agreement”).

(b) Delivery of Payment. Optionee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

(c) Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

(d) Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 12 of the Plan.

(e) Company’s Right of First Refusal. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(ii) Exercise of Right of First Refusal. At any time within 30 days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subSection (iii) below.

(iii) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(iv) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(v) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section , then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Exercise Notice, the Plan, the Option Agreement and all other applicable provisions, as determined by the Company, shall continue to apply to the Shares in the hands of such Proposed Transferee to the same extent as if those Shares had been retained by the Optionee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(vi) Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee’s lifetime or on the Optionee’s death by will or intestacy to the Optionee’s immediate family or a trust for the benefit of the Optionee’s immediate family shall be exempt from the provisions of this Section. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

(vii) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) first sale of Class A Common Stock of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

(f) Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

(g) Restrictive Legends and Stop-Transfer Orders.

(i) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR QUALIFIED UNDER ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

(ii) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(iii) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(h) Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

(i) Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

(j) Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of California.

(k) Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Option Agreement, the Investment Representation Statement and any other written contacts entered into between the Company and the Optionee in connection with the exercise of the Option, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

Submitted by:	Accepted by:

OPTIONEE	ANDIAMO SYSTEMS, INC.

By:

Signature		Buck Gee
	Title:	Vice President of Operations

Print Name

Address:	Address:
375 E. Tasman San Jose, CA 95134

Date Received

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE :	NAME

COMPANY :	ANDIAMO SYSTEMS, INC.

SECURITY :	CLASS A COMMON STOCK

AMOUNT :

DATE :

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

(i) Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with any legend required under applicable state securities laws.

(iii) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, 90 days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in Sections (1), (2), (3) and (4) of the paragraph immediately above.

(iv) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Optionee:

Date:

B-2

EXHIBIT C

CASHLESS EXERCISE PROGRAM

The terms and provisions of the Plan shall govern the rights of all Optionees. This Exhibit C is an appendix to the Plan. In the event that any conflict arises between the terms and conditions of the Plan and this Exhibit C, the terms and conditions of this Exhibit C shall prevail. Notwithstanding any provision in the Plan to the contrary, Options granted to Optionees in India shall be subject to the Plan’s approval by the Reserve Bank of India, if required, and the following provisions.

The Cashless Exercise Program (referenced in the Option Agreement) provides that the Optionee, upon exercise of an Option, will receive cash or Common Stock, or a combination thereof, equal to the difference between the fair market value of the Common Stock on the exercise day and the Option exercise price, multiplied by the number of Shares of Common Stock represented by the Option exercise. Applicable tax withholding and transaction charges may be deducted from this resulting amount. The transaction will be consummated through a Company-designated broker, who will sell all or a portion of the Optioned Stock on the open market. A portion of the proceeds from such sale will be transferred to the Company in satisfaction of the Optionee’s exercise price. Any remaining Common Stock or cash will be remitted to the Optionee. No cash or other property will be transferred out of India.

Example:

Assume a 5,000 share option grant, a fair market value and exercise price of US$10 per share at the time of grant, and a fair market value on the date of exercise of US$15 per share. The Optionee may receive the following:

-total market value	= US$	75,000
-total exercise price	= US$	50,000
-profit	= US$	25,000

-cash = US$25,000[1]	or	-shares = US$25,000/15 = 1,666

So the Optionee receives US$25,000 (in the applicable denomination) or 1,666 shares without any cash expenditures. The Optionee is free to choose any combination of cash and Common Stock.

[1]	Please note that for simplicity, tax withholding and transaction charges, if any, have not been calculated in this example.

13